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                                                                    Exhibit 99.3

                    [LETTERHEAD OF CYPRESS BIOSCIENCE, INC.]


FOR IMMEDIATE RELEASE
---------------------

CONTACT:  Sabrina Martucci Johnson, Chief Financial Officer
          Manda Hall, Investor Relations Administrator
          Cypress Bioscience, Inc.
          (858) 452-2323

                 CYPRESS BIOSCIENCE ANNOUNCES FOURTH QUARTER AND
                          FISCAL YEAR END 2001 RESULTS

San Diego, CA - March 11, 2002 - Cypress Bioscience, Inc. (NASDAQ: CYPB) (NASDAQ: CYPBC) announced today its financial results for the fourth quarter and year ended December 31, 2001. The financial results are reflected in detail in the audited financial statements included in a Form 8-K filed with the Securities and Exchange Commission today. The financial statements were prepared and the 8-K was filed pursuant to requirements set forth by the Nasdaq Listing Qualifications Panel (the "Panel") in order to allow the Company's common stock to continue to be listed on The Nasdaq SmallCap Market while the Company completes a pending private placement. The exemption will expire no later than April 1, 2002.

On February 21, 2002 Cypress attended a hearing with the Panel to appeal the notification that the Company's securities would be delisted from The Nasdaq SmallCap Market for failure to comply with the listing rules regarding net tangible assets/stockholder's equity minimums. The audited financial statements of the Company for the year ended December 31, 2001 with footnotes and the accompanying audit report of Ernst & Young, LLP, the Company's independent auditors, were delivered to the Panel pursuant to their request made at the hearing.

The Audit Report in the filed 8-K contains an explanatory paragraph noting that the Company currently lacks sufficient working capital to fund operations through the end of the year, which raises substantial doubt about the Company's ability to continue as a going concern. However, the Company has entered into agreements and is in the process of completing a private placement to sell up to 6,882,591 shares of common stock and warrants to purchase up to 3,441,296 shares of common stock, for a total of up to $17 million, to institutional and accredited investors. The common stock and the warrants to purchase common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent a registration statement or exemption from registration. Closing of the financing is contingent only upon continued listing of the Company's securities on The Nasdaq SmallCap Market and receipt of stockholder approval. A Special Stockholder's Meeting pursuant to which the Company is soliciting stockholder approval of the financing has been scheduled for March 25, 2002, and, assuming the Company obtains stockholder approval, as the Company expects it will, the closing is scheduled to occur immediately after the meeting.

Assuming the closing of the financing occurs, the Company expects that the Going Concern Opinion will be removed from the Audit Report that will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2001. In addition, based on its communications with Nasdaq, the Company believes Nasdaq will allow the Company's common stock to continue to be listed on The Nasdaq SmallCap Market as long as it completes the $17 million financing and files its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 on or before April 1, 2002.

The Company also announced today that in February 2002, the agreement with Fresenius HemoCare related to the PROSORBA column was further modified to extend the license fee period to seven years and fix the future licensing fees based on sales during the licensing fee period. Sales of the PROSORBA column have been lower than anticipated. Therefore, in light of the lower sales, the Company and Fresenius determined to implement a different set of economic terms. A one time lump sum license fee payment potentially payable to the Company will be based on unit sales of the PROSORBA column during the seven years of the agreement and shall be due, if any payment is due, on January 30, 2008. If aggregate unit sales are less than 35,000 units during the licensing period, then no final licensing fee will

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be due. If unit sales during the licensing period are greater than 35,000 units but less than 50,000 units, the final payment will be $1 million. If unit sales during the licensing period are greater than 50,000 units, the final payment will be $2 million. The modification also provides that the up-front payments previously made to Cypress by Fresenius are non-refundable under any circumstances. As a result of these modifications to the January 2001 agreement, the remaining portion of the unamortized upfront payment, $6.4 million, will be recognized as revenue in the first quarter of 2002. As a result, revenues for the 2002 and 2001 periods will not be directly comparable.

The Company will release a more comprehensive review of the 2001 financial results in conjunction with the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

About Cypress Bioscience, Inc.
------------------------------

Cypress is committed to be the innovator and commercial leader in providing products that improve the diagnosis and treatment of patients with fibromyalgia syndrome, or FMS. In January 2001, the Company began a strategic initiative focusing on FMS. In August 2001, Cypress licensed its first product for clinical development, milnacipran, to treat the widespread pain associated with FMS. In January of 2002, the Company's IND was opened to commence a Phase II clinical trial to treat FMS with milnacipran in the United States. Milnacipran, the first of a new class of agents known as NSRI's, or Norepinephrine Serotonin Reuptake
                                             -              -         -
Inhibitors, shares a pharmacological profile with the tricyclic antidepressants
-
(TCAs), considered the most effective drugs for treatment of FMS, while appearing to lack the side effects associated with the latter. For more information about Cypress, please visit the Company's web site at www.cypressbio.com. For more information about FMS, please visit
------------------
www.FMSresource.com.
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This press release, as well as Cypress' SEC filings and web site at
http://www.cypressbio.com, contain forward-looking statements, including
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statements about the contemplated financing and the continued listing of the
Company's common stock on The Nasdaq SmallCap Market, within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could vary materially from those described as a result of a number of factors, including those set forth in Cypress Annual Report on Form 10-K and any subsequent SEC filings. In addition, there is the risk that we may not successfully close the contemplated financing for any reason, including the fact that we may not obtain stockholder approval, that we may not comply with the requirements contained in the limited exception from Nasdaq and that our securities may be delisted from The Nasdaq SmallCap Market, that we may not be able to successfully develop or market any products for the treatment of FMS under the Pierre Fabre agreement or at all; that our clinical development plan or timeline for milnacipran may be delayed, including our plan to begin treating patients in a Phase II clinical trial in early 2002; that we may encounter regulatory or other difficulties in the development of milnacipran for FMS; that milnacipran may not significantly improve the treatment of FMS; and that we may not receive a final payment from Fresenius on January 30, 2008 under our revised agreement with Fresenius. Cypress undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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